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                                                                    Exhibit 10.1

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                                UNIFLAME, INC.,

                                MAC MCQUILKIN,

                                JAMES E. HARRIS

                                      AND

                            BLUE RHINO CORPORATION


                                March 31, 2000
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                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 31st day of March, 2000, by and among BLUE RHINO CORPORATION, a Delaware corporation ("Buyer"), and UNIFLAME, INC. an Illinois corporation ("Seller"), MAC R. MCQUILKIN, an Illinois resident ("McQuilkin"), and JAMES E. HARRIS, an Illinois resident ("Harris") (collectively, McQuilkin and Harris are hereinafter referred to as the "Shareholders").

                               R E C I T A L S:
                               - - - - - - - -

     A. Seller manufactures and sells garden art, fireplace accessories and barbeque grills, firepits and smokers in the United States and throughout the word (the "Business").

     B. The Shareholders, through the James E. Harris Self Declaration of Trust dated January 28, 1998 and the Malcolm McQuilkin Living Trust Agreement dated November 1, 1999 (the "Trusts"), own 100% of the equity interest of Seller.

     C.   The Shareholders have complete authority and control over the Trusts.

     D. Buyer desires to purchase, and Seller desires to sell, certain of the assets of the Seller used or useful in the operations of the Business as currently conducted on the terms and conditions hereinafter set forth.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                              PURCHASE OF ASSETS

     1.1  Sale of Assets.  On the Closing Date, Seller shall, assign, transfer,
          --------------
convey and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, all of the assets and properties of Seller of every kind, nature and description, real and personal, tangible and intangible, wherever situated, which are owned, leased, held, used or related to the operation of the Business as currently conducted (the "Assets"), except for the Excluded Assets (as hereinafter defined) described in Section 1.2. Without limiting the generality of the foregoing, the Assets shall include:

          (a)  Tangible Assets.  All the tangible personal property, physical
               ---------------
assets and equipment, furnishings, and decorative objects held by Seller that are used in the operation of the Business as currently conducted, as described on Schedule 1.1(a) hereto, and any replacements
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thereof or additions thereto made between the date hereof and the Closing Date, less any retirements thereof made in the ordinary and usual course of business that are replaced by property or assets of at least equivalent utility and value (hereinafter referred to as the "Tangible Assets").

          (b)  Licenses and Intangible Assets.
               ------------------------------

               (1) All intangible assets owned or held or used by Seller and used in the operation of the Business as currently conducted, such as any franchises, trademarks or service marks, licenses, trade names, logos, promotions, slogans, original copy, copyrights, patents, and applications for, registrations of and licenses in respect of any of the foregoing, all trade secrets, customer lists and proprietary rights; and the like (the "Intangible Property"), including but not limited to those of which are set forth in
Schedule 1.1(b) hereto; and

               (2)  All goodwill of the Business, if any.

          (c)  Inventory. All inventories of products, work-in-process, finished
               ---------
goods, raw materials, supplies and parts held in connection with the Business (the "Inventory"), a complete list of which is set forth in Schedule 1.1(c) hereto.

          (d)  Accounts Receivable. All accounts and notes receivable and all of
               -------------------
seller's right, title and interest in customer accounts (the "Accounts Receivable") a complete list of which is set forth in Schedule 1.1(d) hereto.

          (e)  Real Property.  All of the Seller's fee or leasehold interest, as
               -------------
applicable, to the real property, buildings and structures set forth in Schedule 1.1(e) hereto, together with all appurtenances, rights, privileges and easements benefitting, belonging or pertaining to such property (the "Real Property"), and any and all improvements made thereto and any and all improvements made between the date of this Agreement and the Closing Date (the "Improvements"), and Seller's interests in and to all fixtures related to the Real Property and Improvements.

          (f)  Contracts.  All leases, contracts, agreements, arrangements,
               ---------
commitments and understandings to which Seller is a party to and set forth on
Schedule 1.1(f) hereto, and all leases, contracts, agreements, arrangements, commitments and understandings entered into between the date hereof and the Closing Date in the usual and ordinary course of business (the "Contracts").

          (g)  Records.  All files, records and logs pertaining to the operation
               -------
of the Business, including, without limitation, all computer software used in the operations of and the accounting for the Business.

          (h)  Cash and Cash Equivalents.  Cash, amounts on deposit, and other
               -------------------------
cash equivalents of Seller existing at the Closing Date;

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     1.2  Excluded Assets.  The following assets (the "Excluded Assets") shall
          ---------------
be specifically excluded from the Assets:

          (a)  Tax Claims.  Any and all claims of Seller for tax refunds, tax
               ----------
loss carry-forward benefits, other similar claims or rights of Seller existing at the Closing Date; and

          (b)  Corporate Items.  The corporate books, records and tax returns of
               ---------------
Seller.

          (c)  Other.  Any benefit, right or claim relating to any liability or
               -----
contract not assumed by Buyer.

     1.3  Assumed Liabilities.  Subject to the conditions and exceptions
          -------------------
contained herein, on the Closing Date, Buyer will assume and agree to pay, defend, discharge and perform when due only the following liabilities and obligations of Seller relating to the Business (the "Assumed Liabilities"):

          (a)  Contracts. The liabilities and obligations of Seller accruing and
               ---------
to be performed after the Closing Date under the Contracts relating to the operation of the Business after the Closing Date.

          (b)  Accounts Payable.  The amounts due to certain suppliers and
               ----------------
vendors of Seller (the "Accounts Payable") a complete list of which is set forth in Schedule 1.3(b) hereto.

          (c)  Other.  The liabilities, commitments and delegations specifically
               -----
set forth on Schedule 1.3(c).

     Other than the Assumed Liabilities, Buyer shall not assume and shall not be obligated in any manner to pay any debts, liabilities or obligations (the "Excluded Liabilities") of Seller of any kind or nature, whether express or implied, known or unknown, contingent or absolute.

     1.4  Liabilities to be Paid at or Before Closing.  The debts, liabilities,
          -------------------------------------------
and obligations to be paid by Seller out of its sale proceeds are described on
Schedule 1.4. The payoff amounts for these debts, liabilities, and obligations for which Seller is responsible are the balances as they exist on the Closing Date. Except for the Assumed Liabilities, Seller hereby agrees to retain and discharge, and to indemnify and hold Buyer harmless against, any and all debts, liabilities, and obligations of Seller arising with respect to the period prior to the Closing Date.

     1.5  Purchase Price, Payment.
          -----------------------

          (a)  Purchase Price.  The total purchase price (the "Purchase Price")
               --------------
to be paid by Buyer to Seller for the Assets shall be Thirteen Million Five Hundred Fifty Thousand One Hundred Thirty One Dollars ($13,550,131.00).

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          (b)  Payment of Purchase Price.  The Purchase Price shall be paid by
               -------------------------
Buyer to Seller in the following manner:

               (1)  Cash.  At the Closing, Buyer will pay to Seller by wire
                    ----
transfer Four Million Six Hundred Seven Thousand Thirty One and 63/100 Dollars ($4,607,031.63), plus any cash required in lieu of fractional shares pursuant to
Section 1.5(b)(2).

               (2)  Stock.  Within 90 days following the Closing Date, Buyer
                    -----
shall deliver to Seller shares of Buyer's common stock, $.001 par value with a market value of Six Million Six Hundred Ninety Three Thousand Ninety Nine and 37/100 Dollars ($6,693,099.37) (the "Purchase Shares") titled in the names of the Shareholders and employees identified in Section 3.1(e) herein and allocated among them in the proportions provided in Schedule 1.5(b)(2). The value of the shares shall be determined by the average of the last trade prices for a share of Buyer's common stock, as listed in The Wall Street Journal, Central Edition, reported for the ten (10) trading days ending on the Closing Date. No fractional shares will be issued. With respect to any fractional share, Buyer shall pay to Seller an amount in cash equal to such fraction.

               (3)  Deferred Purchase Price. Cash in the amount of the Deferred
                    -----------------------
Purchase Price (as hereinafter defined) payable to Seller pursuant to Section 1.5(c).

          (c)  Deferred Purchase Price. The "Deferred Purchase Price" shall mean
               -----------------------
payments made by Buyer to Seller in an amount up to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) payable over three (3) years (the "DPP Term") on a quarterly basis, subject to adjustments as set forth in this Section 1.5(c), Section 1.5(d) and Section 1.5(e). The Deferred Purchase Price is based on a target EBITDA for the Business of One Million Eight Hundred Twelve Thousand Dollars ($1,812,000.00) in the first year following the Closing Date, such amount to be increased five percent (5%) per year during the DPP Term and the year immediately thereafter (the "Target EBITDA"). EBITDA shall mean the net income of the Business, as determined using generally accepted accounting principals consistently applied, before deductions for interest, taxes, depreciation and amortization. At the end of each the first three (3) quarters (i.e. the last day of June, September and December) of each year during the DPP Term, Buyer shall pay Seller One Hundred Eighty Seven Thousand Five Hundred Dollars ($187,500.00). At the end of the fourth quarter of each year during the DPP Term, Buyer shall pay Seller One Hundred Eighty Seven Thousand Five Hundred Dollars ($187,500.00); provided, however, if the actual EBITDA for such year is less than the Target EBITDA for such year (a "EBITDA Shortfall") an amount equal to the difference between (i) a fraction, the numerator of which shall be the difference between the Target EBITDA for such year and the actual EBITDA for such year and the denominator of which shall be the Target EBITDA for such year, which fraction shall be multiplied by $750,000, and (ii) $187,500. The fourth quarter payments payable hereunder shall be made within 90 days after the end of such fourth quarter. If earned, the EBITDA Shortfall for any year in the DPP Term shall be recaptured and paid to Seller with respect to the fourth quarter payment of subsequent years during the DPP Term only if the Target EBITDA for such subsequent year is met and then the recaptured amount shall be an amount

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equal to a fraction, the numerator of which shall be the difference between the actual EBITDA for the current year and the Target EBITDA for such year and the denominator of which shall be the Target EBITDA for such year, which fraction shall be multiplied by $750,000 (the "Subsequent Adjustment"); provided, however, that the aggregate amount of all Subsequent Adjustments payable to Seller shall not exceed the aggregate of any prior EBITDA Shortfalls. The EBITDA Shortfall, if any, that exists at the end of the DPP Term shall be recaptured and paid to Seller if the actual EBITDA for the year immediately following the DPP Term exceeds the Target EBITDA for such year by using the same formula set forth in the previous sentence. During the DPP Term, Seller or its representatives shall have the right to inspect the financial statements and other information used by Buyer in calculating the actual EBITDA. Such inspections shall take place with reasonable notice and in a manner that does not interrupt the Business.

          (d)  Adjustments to Deferred Purchase Price - Accounts Receivables. If
               -------------------------------------------------------------
within six (6) months after the Closing Date, all of the Accounts Receivable have not been fully collected by Buyer, Buyer shall be entitled to deduct from the Deferred Purchase Price the difference between the value of the Accounts Receivable and the amount actually collected by Buyer (the "Accounts Receivable Adjustment"). The Accounts Receivable Adjustment shall be deducted from the quarterly payments due Seller pursuant to the Deferred Purchase Price until the Accounts Receivable Adjustment has been fully satisfied. After the Accounts Receivable Adjustment has been fully satisfied, Buyer shall forward any subsequent payment received on any Accounts Receivable to Seller. During the six
(6) month period immediately following Closing Date, Buyer shall (i) use its normal collection efforts in collecting the Accounts Receivable and (ii) shall apply monies received from account debtors to such account debtors' oldest account, except in the case of a "disputed" Account Receivable and except for instances where the account debtor has directed the payment to a specific invoice or specific invoices. For purposes of this Section, a "disputed" Account Receivable means one which the account debtor refuses to pay because he asserts that the money is not owed or the amount is incorrect. During said six (6) month period, Buyer shall supply Seller with a monthly report, to be provided to Seller within fifteen (15) days after the end of each calendar month, showing the status of the Accounts Receivable and shall afford Seller or its representatives the right to inspect Buyer's records related to the Accounts Receivable, provided such inspections take place with reasonable notice and in a manner that does not interrupt the Business.

          (e)  Adjustments to Deferred Purchase Price - Accounts Payable.  At
               ---------------------------------------------------------
Closing, Seller shall deliver to Buyer a list of the accounts payable as of the date of Closing (the "Accounts Payable List"). If within six (6) months after Closing Date Buyer has paid any amounts for obligations of Seller that are not contained on the Accounts Payable List, Buyer shall be entitled to deduct from the Deferred Purchase Price any such amounts. If within six (6) months after Closing Date Buyer has paid amounts less than the obligations of Seller set forth on the Accounts Payable List, Buyer shall pay such amount to Seller through an increase in the next Deferred Purchase Price payment.

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     1.6  Registration of Purchase Shares.  Buyer will use its best efforts to
          -------------------------------
prepare, file and have become effective with the Securities and Exchange Commission (the "Commission") an amendment or supplement to Buyer's Form S-1 registration statement last amended on July 21, 1999 (the "Shelf Registration Statement") relating to the sale of all of the Purchase Shares to be issued to Seller pursuant to this Agreement on or before the one (1) month anniversary date of the Closing Date. Buyer shall cause the Purchase Shares to be listed on the Nasdaq National Market at its expense so as to permit the sale by Seller of the Purchase Shares without further action under any state securities or blue sky laws. Buyer's obligation hereunder to so prepare and file the Shelf Registration Statement relating to the Purchase Shares is subject to the full cooperation of Seller in furnishing any and all information about themselves and any contemplated method of resale of such shares as may be necessary to make such statements not misleading, and any such information so furnished shall be treated as representations and warranties made by Seller under this Agreement, covered by the indemnification provisions set forth in Section 4(a) hereof. Buyer shall not be obligated to pay any underwriting discounts, selling commissions, brokers' fees or other offering expenses of any kind attributable to any sale of the Purchase Shares, which fees and expenses will be paid by Seller. Except for transfers permitted to Seller's Shareholders and to the employees identified in Section 3.1(e), Seller's rights under this Section 1.6 are not transferable without Buyer's prior written consent. Buyer agrees to maintain the effectiveness of the Shelf Registration Statement effective for a period of two (2) years after the Closing Date. In the event Buyer is unable to deliver the Purchase Shares pursuant to the Shelf Registration Statement within six (6) months of the Closing Date, or if Buyer does not maintain the effectiveness of the Shelf Registration Statement for two (2) years after the Closing Date, Seller shall have demand registration rights pursuant to the registration rights agreement attached hereto as Exhibit L (the "Registration
                                                 ---------
Rights Agreement").

     1.7  Closing.  The closing of the transactions contemplated hereby (the
          -------
"Closing") shall take place at the offices of Pedersen & Houpt, 161 N. Clark, Suite 3100, Chicago, Illinois 60601on the date hereof (the "Closing Date").

                                   ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of Seller.  Seller and the
          ----------------------------------------
Shareholders, jointly and severally represent and warrant to Buyer as follows:

          (a)  Organization and Standing.  Seller is a corporation duly
               -------------------------
organized, validly existing, and in good standing under the laws of the State of Illinois, has the corporate power to own, lease and operate the properties it now owns, leases and operates, and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in every domestic and foreign jurisdiction in the United States and elsewhere in which the nature of its business or its ownership or leasing of property requires such qualification.

          (b)  Authorization.  Seller has all necessary power and authority to
               -------------
execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution,

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delivery and performance of this Agreement have been duly approved by all necessary actions, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (c)  Legal Proceedings.  Except as set forth on Schedule 2.1(c), there
               -----------------
are no claims, suits, actions, administrative, bankruptcy, arbitration or other proceedings or governmental investigations pending or, to Seller's knowledge, threatened against Seller or the Assets, and Seller does not know of any facts which could reasonably form the basis for any such claim, suit, action, proceeding, or investigation. Except as set forth on Schedule 2.1(c), there are presently no outstanding judgments, decrees, or orders of any court or any governmental or administrative agency against or affecting Seller or any of the Assets. No insolvency proceedings of any character including, without limitation, bankruptcy, receivership, reorganization, or arrangement with creditors, voluntary or involuntary, affecting Seller or any of the Assets are pending, or to Seller's knowledge, threatened. Seller has not made or taken any assignment for the benefit of creditors or any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

          (d)  Noncontravention. Neither the execution and the delivery of this
               ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). The execution and delivery of this Agreement by Seller and the performance of its obligations hereunder do not require any consent or approval of, action by, or notice to any governmental department, commission, board, bureau, agency or instrumentality, or any other third party.

          (e)  Intellectual Property.
               ---------------------

               (1)  Except with respect to the Weber Litigation described on
Schedule 2.1(c), Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intangible Property necessary for the operation of the Businesses as presently conducted and as presently proposed to be conducted. Each item of Intangible Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary action to maintain and protect each item of Intangible Property that it owns or uses.

               (2)  Except with respect to the Weber Litigation described on
Schedule 2.1(c), Seller has not interfered with, infringed upon, misappropriated, or otherwise come into

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conflict with any Intangible Property rights of third parties, and none of the
Shareholders and the directors and officers (and employees with responsibility for Intangible Property matters) of Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that must license or refrain from using any Intangible Property rights of any third party). To the knowledge of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intangible Property rights of Seller.

               (3) Schedule 1.1(b) identifies each patent or registration which has been issued to Seller with respect to any of its Intangible Property, identifies each pending patent application or application for registration which Seller has made with respect to any of its Intangible Property, and identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its Intangible Property (together with any exceptions). Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 1.1(b) identifies each trade name or unregistered trademark used by Seller in connection with its Business. With respect to each item of Intangible Property required to be identified in Disclosure Schedule 1.1(b).

                    (A) Seller possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                    (B) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (D) Seller has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

               (4) Schedule 1.1(b) identifies each item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement or permission. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions. With respect to each item of Property required to be identified in Schedule 1.1(b):

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                    (A)  The license, sublicense, agreement, or permission
covering the item is legal, valid, binding, enforceable and in full force and effect;

                    (B) The license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (C) No party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                    (D) No party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                    (E) With respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) The underlying item of Intangible Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                    (G) No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of the underlying item of Intangible Property; and

                    (H) Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

               (5) Seller will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intangible Property rights of third parties as a result of the continued operation of the Business as presently conducted and as presently proposed to be conducted.

          (f)  Compliance with Laws.  Seller has complied with all applicable
               --------------------
laws of federal, state, local and foreign governments (and all agencies thereof). No notice, action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply.

          (g)  Assets.  The Assets constitute all of the assets of Seller that
               ------
are necessary to operate the Business as currently operated. Except as set forth on Schedule 2.1(g), Seller is the sole owner of the Assets and has marketable and valid title to the Assets, free and clear of all liens, charges, security interests, claims, or encumbrances whatsoever, except for and subject only to liens, charges, security interests and encumbrances to be discharged at Closing.

          (h)  Financial Statements.  Seller has heretofore delivered to Buyer
               --------------------
(collectively, together with the notes thereto, the "Financial Statements") the balance sheet of Seller (collectively the "Balance Sheet") as of December 31, 1999 (the "Balance Sheet Date"), December 31, 1998 and December 31, 1997, and the statements of income of Seller for the years ended December 31, 1999, December 31, 1998 and December 31, 1997, as well as the balance sheet and statement of income for the months ended January 31, 2000 and February 29, 2000 and the balance sheet as of March 31, 2000. The "Most Recent Balance Sheet" refers to the Balance Sheet dated December 31, 1999.

     Each of the Financial Statements is true, complete and correct in all material respects, was prepared from the books and records kept by Seller, and fairly presents the financial position of Seller as of such dates, and the results of Seller's operations and Seller's cash flows for the periods then ended in accordance with GAAP consistently applied (except in the case of Financial Statements which are not audited for normally recurring year-end adjustments, which adjustments will not differ materially from the effects of normally recurring year-end adjustments on the audited financial statements for the 1999 fiscal year). Except as set forth in the Schedules delivered pursuant to this Agreement or the Financial Statements, since the Balance Sheet Date, there has been no material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of Seller, nor has there been any event or condition of any character which is likely to materially and adversely affect, the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of Seller. The Balance Sheet reflects all properties and assets, real, personal or mixed, which are currently used in connection with such Seller's business, except for properties and assets (other than capital assets) not in excess of $10,000 (in the aggregate) purchased or sold since the Balance Sheet Date consistent with past practice and in the ordinary and normal course of business.

          (i)  Absence of Changes. Except as disclosed in Schedule 2.1(i), since
               ------------------
the Balance Sheet Date, Seller has conducted the Business only in the ordinary course. Without limiting the generality of the foregoing sentence, except as disclosed on Schedule 2.1(i), since the Balance Sheet Date there has not been:

               (1) any change in the financial condition, assets, liabilities, net worth, or business of Seller, except changes in the ordinary course of business, none of which, individually or in the aggregate, has been or will be materially adverse to Seller;

               (2) any damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the properties, business or prospects of Seller, or any material deterioration in the operating condition of any of the Assets;

               (3) any mortgage, pledge, or subjection to lien, charge or encumbrance of any kind on any of the Assets, tangible or intangible;

               (4) any strike, walkout, labor trouble or any other new or continued event, development, or condition or any character which has or could materially adversely affect the business, properties, or prospects of Seller;

               (5) any increase in the salaries or other compensation payable or to become payable to, any employee of Seller (except normal annual merit increases made in the ordinary course of business and consistent with past practice), or any increase in, or any addition to, other benefits (including without limitation, any bonus, profit sharing pension, or other plan) to which Seller's employees may be entitled, or any other payment of any kind to (or on behalf of) any such employee other than payment of base compensation and reimbursement for reasonable business expenses in the ordinary course of business;

               (6) any cancellation or waiver of any right material to the operation of Seller's business or any cancellation or waiver of any debt or claim of substantial value or any cancellation or waiver of any debt or claim against any Related Party (as defined below);

               (7) any sale, transfer, or other disposition of any asset of Seller, except sales of assets in the ordinary course of business;

               (8) any write-off as uncollectible of any note or account receivable of Seller or write-down of the value of any asset or inventory by Seller other than in immaterial amounts or in the ordinary course of business consistent with past practice and at a rate no greater than during the twelve
(12) months ending on December 31, 1999;

               (9) any material change in the management or operations of Seller or any method of accounting or keeping of Seller's books of account or accounting practices;

               (10) any creation, incurrence, assumption, or guarantee by Seller of any obligation or liability (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by Seller or any indebtedness for money borrowed;

               (11) any sale, transfer, or lease of any property or asset (whether real, personal, or mixed, tangible or intangible) to any Related Party; or

               (12) any disposition of or failure to keep in effect any rights in, to or for the use of any patent, trademark, service mark, trade name, or copyright, or any disclosure to any person not an employee, or other disposal of any trade secret, process or know-how.

As used herein, the term "Related Party" means, with respect to any person, any beneficiary, employee, partner, trustee, affiliate, associate, or relative of a person or of any Related Party with respect to such person.

          (j)  Condition of Equipment.  Except as set forth in Schedule 2.1(j),
               ----------------------
the Tangible Assets are in good operating condition and repair, reasonable wear and tear in ordinary usage excepted, free of defects, and are suitable, adequate and fit for the uses for which they are being used.

          (k)  Contracts.  The Contracts are all of the material contracts,
               ---------
agreements, leases and commitments (both written and oral) relating to the Assets or to the Business. Seller has delivered to Buyer prior to the execution of this Agreement true and complete copies or descriptions of all of the Contracts (and all amendments and modifications thereto). Each Contract is in full force and effect, and constitutes a valid and binding obligation of, and is legally enforceable in accordance with its terms against, the parties thereto. To Sellers' knowledge, the parties thereto have complied with all of the provisions of the Contracts and are not in default thereunder, and there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default. Except as set forth on Schedule 2.1(k), no Contracts require the consent of any party thereto to the consummation of the transactions contemplated hereby. On the Closing Date, the provisions of this Section 2.1(k) shall be applicable to all of the Contracts entered into between the date of this Agreement and the Closing Date.

          (l)  Inventory.  The Inventory was purchased in the ordinary course of
               ---------
business and in a manner consistent with the regular inventory practices of Seller. The Inventory is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow moving, obsolete, damaged or defective, subject only to reserve for inventory write down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller.

          (m)  Accounts Receivable.  All Accounts Receivable are reflected
               -------------------
properly on Seller's books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with the terms of their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller.

          (n)  Accounts Payable. All Accounts Payable were incurred by Seller in
               ----------------
the ordinary course of business. No accounts payable are subject to any contest or dispute of any kind, whether in whole or part, and Seller has not received any complaints, threats or collection efforts on the part of any suppliers or trade vendors with respect thereto.

          (o)  Product Warranty.  Each product manufactured, sold, leased, or
               ----------------
delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller. No product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 2.1(o) includes copies of the standard terms and conditions of sale or lease for the Sellers (containing applicable guaranty, warranty, and indemnity provisions).

          (p)  Product Liability.  Except as set forth on Schedule 2.1(p), to
               -----------------
Seller's knowledge, Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of products manufactured, sold or distributed by Seller.

          (q)  Compensation Arrangements.  Schedule 2.1(q) hereto sets forth the
               -------------------------
names, ages, and current salary, including any bonus, if applicable, of all present employees of Seller together with a statement of the full amount of all remuneration including fringe benefits (other than benefits paid under the Plans as defined in Section 2.1(r) hereof) paid by Seller to each such person during the twelve (12) month period preceding the date hereof. Schedule 2.1(q) also contains a brief description of all material terms of employment agreements to which Seller is a party and all severance and accrued benefits to which any director, officer, or employee of Seller is or may be entitled to receive. Seller acknowledges that Buyer is not assuming any of the compensation arrangements set forth on Schedule 2.1(q).

          (r)  Labor Relations.  There are no strikes, work stoppages, grievance
               ---------------
proceedings, union organization efforts, or other controversies pending or threatened between Seller and any of its employees, supervisors, managers, or agents. Seller has complied and is in compliance, in all material respects, with all laws and regulations relating to the employment of labor, including without limitation provisions relating to wages, hours, collective bargaining, occupational safety and health, equal employment opportunity, and the withholding of income taxes and social security contributions. There are no collective bargaining agreements or employment agreements between Seller and any of its employees. The consummation of the transactions contemplated hereby will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity.

          (s)  Employee Benefit Plans.
               ----------------------

               (1)  Definitions.  For purposes of this Section 2.1(s), the
                    -----------
following terms shall have the definition ascribed herein:

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA
     -------
and Code (S)4980B.

     "Code" means the Internal Revenue Code of 1986, as amended.
     ------

     "Controlled Group" means one or more incorporated or unincorporated
     ------------------
businesses under common control pursuant to Code Sections 414(b), (c), (m) or
(o).

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
     -----------------------
retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
     -------------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
     -------------------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
     -------
amended.

     "ERISA Affiliate" means each entity which is treated as a single employer
     -----------------
with Seller for purposes of Code (S)414.

     "Fiduciary" has the meaning set forth in ERISA (S)3(21).
     -----------

     "Liability" means any liability (whether known or unknown, asserted or
     -----------
unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for taxes.

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
     --------------------

     "PBGC" means the Pension Benefit Guaranty Corporation.
     ------

     "Prohibited Transaction" has the meaning set forth in ERISA (S)406 and Code
     ------------------------
(S)4975.

     "Reportable Event" has the meaning set forth in ERISA (S)4043.
     ------------------

               (2) Schedule 2.1(s) lists each Employee Benefit Plan that Seller maintains or to which Seller contributes or has any obligation to contribute.

                    (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                    (B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
(S)401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                    (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                    (F) Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (3) With respect to each Employee Benefit Plan that Seller and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                    (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to Seller's knowledge, threatened.

                    (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to Seller's knowledge, threatened. Seller has no knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                    (C) Seller has not incurred any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA (S)4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (4) Seller has not, and the other members of the Controlled Group have not, ever contributed to, or ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA (S)4201) under any Multiemployer Plan.

               (5) Seller does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4980B).

               (6) Seller hereby acknowledges that Buyer will not be assuming any Employee Benefit Plan that is maintained by Seller.

          (t)  Environmental, Health, and Safety Matters.
               ------------------------------------------

               (1)  Definitions.  For purposes of this Section 2.1(t), the
                    -----------
following terms shall have the definition ascribed herein:

     "Environmental, Health, and Safety Requirements" shall mean all federal,
      ----------------------------------------------
state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

               (2) Seller has, in all material respects, complied with and is in compliance with all Environmental, Health, and Safety Requirements.

               (3) Without limiting the generality of the foregoing, the Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Schedule 2.1(t) attached hereto.

               (4) Seller has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Seller, the Stations or the Assets arising under Environmental, Health, and Safety Requirements.

               (5) Except as set forth on Schedule 2.1 (t), none of the following exists at any property or facility owned or operated by Seller: (A) underground storage tanks, (B) asbestos-containing material in any form or condition, (C) materials or equipment containing polychlorinated biphenyls, or
(D) landfills, surface impoundments, or disposal areas.

               (6) Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

               (7) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

               (8) Seller has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person or entity relating to Environmental, Health, and Safety Requirements.

               (9) No facts, events or conditions relating to the past or present facilities, properties or operations of the Seller will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (u)  Tax Matters.  Except as set forth on Schedule 2.1(u), Seller has
               -----------
timely filed with all appropriate governmental agencies all federal, state, local, and other tax or information returns and tax reports due for all periods ended on or before the date hereof and has paid in full all federal, state, foreign, local and other governmental taxes, estimated taxes, interest, penalties, assessments and deficiencies (collectively, "Taxes") which have become due. Such returns and forms are true, correct and complete in all material respects, and Seller has no liability for Taxes in excess of the Taxes shown on such returns. Seller is not a party to any pending action or proceeding, and, to Seller's knowledge, there is no action or proceeding threatened by any government or authority against Seller for assessment or collection of any Taxes, and no unresolved claim for assessment or collection of any Taxes has been asserted against Seller.

          (v)  Insurance.  Schedule 2.1(v) contains a list and brief description
               ---------
of all policies of title, property, fire, casualty, liability, life, workmen's compensation, business interruption and other forms of insurance of any kind relating to the Assets or the Business. All such policies: (i) are in full force and effect; (ii) are sufficient for compliance in all material respects by Seller with all requirements of law and of all agreements to which Seller is a party; (iii) are valid, outstanding, and enforceable policies; and (iv) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the Assets and the Business. There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by Seller.

          (w)  Real Property.
               -------------

               (1)  Seller does not own any Real Property.

               (2) Schedule 1.1(e) lists and describes briefly all Real Property leased or subleased to Seller. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Section 1.1(e). With respect to each lease and sublease listed in Schedule 1.1(e):

                    (A) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect.

                    (B) The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby.

                    (C) No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder.

                    (D) No party to the lease or sublease has repudiated any provision thereof.

                    (E) There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease.

                    (F) With respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease.

                    (G) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

                    (H) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

                    (I) All facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

                    (J) The owner of the facility leased or subleased has good and marketable title to the Real Property, free and clear of any security interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          (x)  Subsidiaries.  Uni-Asia, Ltd. ("Uni-Asia"), a wholly-owned
               ------------
subsidiary of Seller, is a corporation duly organized, validly existing and in good standing under the laws of the country of Seychelles. Uni-Asia is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Uni-Asia has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it.
Schedule 2.1(x) attached hereto lists the directors and officers of Uni-Asia. The Sellers have delivered to Buyer correct and complete copies of the articles of incorporation and bylaws of Uni-Asia (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Uni-Asia are correct and complete. Uni-Asia is not in default under or in violation of any provision of its articles of incorporation or bylaws. Other than Uni-Asia, Seller does not own an equity interest in another corporation or other business entity.

          (y)  Broker's Fee.  Seller has no liability or obligation to pay any
               ------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (z)  Disclosure.  No covenant, representation or warranty by Seller,
               ----------
and no written statement, schedule or certificate furnished or to be furnished by Seller pursuant hereto or at the Closing hereunder, contains or will contain any untrue statement of a material fact, or will omit to state a material fact necessary to provide Buyer with complete and accurate information as to the Seller, the Assets, or the Business or to make the statements therein not misleading. All documentation and information furnished by Seller to Buyer are accurate in all material respects.

     2.2  Representations and Warranties of Buyer.  Buyer represents and
          ---------------------------------------
warrants to Seller as follows:

          (a)  Organization and Standing.  Buyer is a corporation duly formed,
               -------------------------
validly existing, and in good standing under the laws of the State of Delaware.

          (b)  Authorization.  Buyer has all necessary power and authority to
               -------------
execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly approved by all necessary actions, and the Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (c)  Noncontravention.  Neither the execution and the delivery of this
               ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its partnership agreement or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. The execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder do not require, as to Buyer, any consent or approval of, or action by, any governmental department, commission, board, bureau, agency, or instrumentality, or any other third party.

          (d)  Broker's Fees.  Buyer has no liability or obligation to pay any
               -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e)  Disclosure. No covenant, representation or warranty by Buyer, and
               ----------
no written statement, schedule or certificate furnished or to be furnished by Buyer pursuant hereto or at the Closing hereunder, contains or will contain any untrue statement of a material fact, or will omit to state a material fact necessary to provide Seller with complete and accurate information as to the Buyer, the Assets, or the Stations or to make the statements therein not misleading. All documentation and information furnished by Buyer to Seller are accurate in all material respects.

                                   ARTICLE 3
                       PERFORMANCE AT AND AFTER CLOSING

     3.1  Buyer's Performance at Closing.  At the Closing, Buyer shall execute
          ------------------------------
and deliver or cause to be delivered to Seller:

          (a)  Purchase Price.  The Purchase Price in the amount and manner as
               --------------
set forth in Section 1.5(b)(1) hereof and an acknowledgment that a stock certificate representing the number of Purchase Shares determined pursuant to
Section 1.5(b)(2) will be delivered to Buyer when the Shelf Registration Statement is declared effective by the Commission.

          (b)  Assignment of Leases.  An Assignment and Assumption of Leases in
               --------------------
the form attached hereto as Exhibit A.
                            ---------

          (c)  Assignment and Assumption Agreement. An Assignment and Assumption
               -----------------------------------
Agreement of the Contracts substantially in the form attached hereto as Exhibit
                                                                        -------
B.
-

          (d)  Restricted Stock Agreement.  A Restricted Stock Agreement is the
               --------------------------
form attached hereto as Exhibit C.
                        ---------

          (e)  Employment Agreements. Employment Agreements in the form attached
               ---------------------
hereto as Exhibit D for the following employees: Mac McQuilkin, Michael Fasel,
          ---------
Martin Bossler, Paul Friduss, Darren Howanietz and Brandon McQuilkin. The specific terms of such employment is set forth on Schedule 3.1(e).

     3.2  Seller's Performance at Closing.  At the Closing, Seller shall execute
          -------------------------------
and deliver or cause to be delivered to Buyer:

          (a)  Resolutions.  Copies of (i) the resolutions of the board of
               -----------
directors and the Shareholders of Seller, certified by an officer of Seller as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the agreements and instruments called for hereunder, and the consummation of the transactions contemplated hereby and by such agreements and instruments; (ii) Seller's certificate of incorporation, certified by the Secretary of State of Seller's state of incorporation; and (iii) good standing certificates for Seller from the Secretary of State of Seller's state of incorporation and from the appropriate authorities in each jurisdiction in which Seller is qualified to do business as a foreign corporation, with respect to the ownership, possession, use or operation of any of the Assets, dated not more than sixty (60) days prior to Closing;

          (b)  Bill of Sale.  One or more bills of sale assigning, transferring,
               ------------
and conveying to Buyer free and clear title to all of the Tangible Assets to be acquired by Buyer pursuant to the terms of this Agreement in the form of Exhibit
                                                                         -------
E attached hereto.
-

          (c)  Assignment and Assumption of Lease.  An Assignment Assumption of
               ----------------------------------
Lease in the form attached hereto as Exhibit A.
                                     ---------

          (d)  Assignment and Assumption Agreement. An Assignment and Assumption
               -----------------------------------
Agreement of the Contracts in the form attached hereto as Exhibit B.
                                                          ---------

          (e)  Assignment of Trademarks.  An Assignment of Trademarks in the
               ------------------------
form attached hereto as Exhibit F.
                        ---------

          (f)  Assignment of Patents.  As Assignment of Patents in the form
               ---------------------
attached hereto as Exhibit G.
                   ---------

          (g)  Assignment of Copyrights.  An Assignment of Copyrights in the
               ------------------------
form attached hereto as Exhibit K.
                        ---------

          (h)  Opinion of Seller's Counsel.  Buyer shall have received the
               ---------------------------
opinion of counsel to Seller dated the Closing Date, in form reasonably acceptable to Buyer's counsel.

          (i)  Non-Compete Agreement.  Buyer shall have received a non-compete
               ---------------------
agreement from Seller and the Shareholders in the form attached hereto as Exhibit H.
---------

          (j)  Restricted Stock Agreement.  A Restricted Stock Agreement, in the
               --------------------------
form attached hereto as Exhibit C, executed by the Shareholders, Michael Fasel,
                        ---------
Martin Bossler, Paul Friduss, Darren Howanietz and Brandon McQuilkin.

          (k)  Employment Agreements. Employment Agreements in the form attached
               ---------------------
as Exhibit D executed by following employees: Mac McQuilkin, Michael Fasel,
   ---------
Martin Bossler, Paul Friduss, Darren Howanietz and Brandon McQuilkin.

          (l)  Uni-Asia Shares.  Seller shall deliver to Buyer stock certificate
               ---------------
representing all of the outstanding shares of stock of Uni-Asia accompanied by a stock power in the form attached hereto as Exhibit I.
                                           ---------

          (m)  Bulk Sales. Evidence of compliance with applicable state tax bulk
               ----------
sales notification laws, including proper notice, submission of required returns and remittances, and release or removal of all stop orders.

          (n)  Name Change.  An amendment to Seller's Articles of Incorporation
               -----------
to effectuate a name change which shall be filed within five (5) business days after the Closing Date.

          (o)  Other Matters.  As of the Closing except for Assumed Liabilities,
               -------------
Seller shall have extinguished all of its indebtedness and shall have obtained all releases, termination of liens and other claims and encumbrances necessary to transfer the Assets to Buyer free and clean of all liens, claims and encumbrances, and shall have delivered to Buyer pay-off letters in the form reasonably acceptable to Buyer.

     3.3  Allocation of Purchase Price.  Buyer and Seller hereby agree to
          ----------------------------
allocate the Purchase Price (and all other capitalized costs) among the Assets for all purposes (including financial, accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit J.
                                                           ---------

     3.4  Other Post-Closing Responsibilities.  Except as otherwise provided in
          -----------------------------------
this Agreement, from and after the Closing Date, Buyer shall assume, perform and hold Seller harmless from all the liabilities, obligations and duties relating to the Business and the Assets that accrue on or after the Closing Date, pursuant to conditions and obligations herein recited, and Buyer shall be possessed of all privileges and rights to be exercised and enjoyed in connection with the ownership of the Assets.

                                   ARTICLE 4
                                INDEMNIFICATION

     4.1  Indemnification by Seller and Shareholders.  Subject to the conditions
          ------------------------------------------
and provisions of Section 4.3, Seller and the Shareholders, jointly and severally, agree to indemnify, defend and hold harmless Buyer from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and attorneys' fees and disbursements, asserted against, imposed upon or incurred by Buyer, directly or indirectly, by reason of or resulting from (a) any liability, obligation, or claim (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or any other type of liability or obligation or claim) not expressly assumed by Buyer pursuant to Section 1.3, arising out of, relating to or resulting from the business of Seller or relating to or resulting from the Assets during the period prior to the Closing Date; (b) any misrepresentation or breach of the representations and warranties of Seller contained in or made pursuant to this Agreement; (c) any noncompliance by Seller with any covenants, agreements or undertakings of Seller contained in or made pursuant to this Agreement; and (d) Seller's failure to comply with any applicable bulk sales statutes, laws, rules, regulations or orders. Notwithstanding anything to the contrary herein, Buyer shall not seek indemnification from Seller with respect to representations regarding the Accounts Receivable to the extent the Deferred Purchase Price is reduced by the Accounts Receivable Adjustment.

     4.2  Indemnification by Buyer.  Subject to the conditions and provisions of
          ------------------------
Section 4.3, Buyer hereby agrees to indemnify, defend and hold harmless Seller and the Shareholders from and against all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and attorneys' fees and disbursements, asserted against, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from (a) any liability, obligation, or claim (whether absolute, accrued, contingent or otherwise and whether contractual, tax or and other type of liability or obligation or claim) expressly assumed by Buyer pursuant to this Agreement; (b) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement; or (c) any noncompliance by Buyer with any covenants, agreements or undertakings of Buyer contained in or made pursuant to this Agreement.

     4.3  Procedure.  In the event that any claim is asserted against a party
          ---------
hereto as to which such party is entitled to indemnification hereunder, such party (the "Indemnified Party") shall (i) within thirty (30) days after receiving written notice of the notice of any other third party claim (e.g., an invoice, notice of assessment, etc.), or (ii) within a reasonable time after becoming aware of the existence of any other claim as to which indemnification may be sought, notify the party obligated to indemnify it (the "Indemnifying Party") thereof in writing (which notice shall be in reasonable detail such that the Indemnifying Party can ascertain the basis for such claim), provided, however, that the failure to provide such notice shall not limit an Indemnified Party from obtaining indemnification for such claim under this Article 4. The Indemnifying Party shall, upon receipt of the written notice, conduct at its expense the defense against such claims in its own name, or, if necessary, in the name of the Indemnified Party. The Indemnified Party shall cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right to compromise and settle the claim only with prior written consent of the Indemnifying Party, provided, however, that the Indemnified Party may settle any claim against it at any time by waiving its right to indemnification hereunder. Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to indemnification hereunder. All disputes between Seller on the one hand and Buyer on the other hand with respect to indemnification hereunder, which cannot be resolved promptly by mutual agreement, will be resolved by binding arbitration to be conducted in Chicago, Illinois, pursuant to the rules proscribed from time to time by the American Arbitration Association.

     4.4  Limitation.  Notwithstanding anything to the contrary herein, in no
          ----------
event shall Buyer, or Seller and the Shareholders collectively, be liable to the other for indemnification obligations which, in the aggregate, exceed the Purchase Price.

                                   ARTICLE 5
                             ADDITIONAL PROVISIONS

     5.1  Survival.  Except as otherwise specified, the representations and
          --------
warranties made by Sellers in this Agreement or pursuant hereto shall survive the Closing Date for a period of two (2) years, provided that Sections 2.1(q), 2.1(r) and 2.1(s) shall survive the Closing Date for a period equal to the applicable statute of limitations plus 45 days and Section 2.1(i) shall survive without limitation as to time, and the representations and warranties made by Sellers shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of Buyer.

     5.2  Expenses.  Each party hereto shall pay its own expenses incurred in
          --------
connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

     5.3  Non-Violation.  Neither party shall take or omit to take any action
          -------------
(or permit any person, firm, or corporation under its control to take or omit to take any action) that would violate or cause a violation of its representations or warranties made herein or render the same inaccurate as of the date hereof or which in any way would prevent the carrying out of this Agreement or consummation of the transactions contemplated by this Agreement. Each of the parties shall take all such action or further action as may be reasonably necessary or desirable in order to effectuate the consummation of the transactions contemplated hereby.

     5.4  Notices.  All notices under this Agreement shall be in writing and
          -------
shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or overnight express carrier, addressed in each case as follows:

If to Seller, to:   Uniflame, Inc.
                    1817 N. Kenosha
                    Zion, Illinois 60099
                    Attn: Mac McQuilkin
                    Facsimile:

     with copy to:  Sugar, Friedberg & Felsenthal
                    30 N. LaSalle, Suite 2600
                    Chicago, Illinois 60602
                    Attn: Richard A. Sugar
                    Facsimile: 312/372-7951

If to Buyer, to:    Blue Rhino Corporation
                    104 Cambridge Plaza Drive
                    Winston-Salem, North Carolina 27104
                    Attn: Mark Castaneda
                    Facsimile:

     with copy to:  Pedersen & Houpt

                    161 N. Clark, Suite 3100
                    Chicago, Illinois 60601
                    Attn: John H. Muehlstein
                    Facsimile: 312/641-6895

or to any other address or telecopy number as such party shall designate in a written notice to the other. All notices sent pursuant to the terms of this
Section 10.4 shall be deemed received (i) if personally delivered, then on the date of delivery; (ii) if sent by telecopy before 2:00 p.m. local time of the recipient, on the day sent if a business day or if such day is not a business day or if sent after 2:00 p.m. local time of the recipient, then on the next business day; (iii) if sent by overnight, express carrier, on the next business day immediately following the day sent; or (iv) if sent by registered or certified mail, on the earlier of the third (3rd) business day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery of a copy of such notice on the next business day by overnight express carrier or by hand.

     5.5  Amendment.  This Agreement may be amended only by an instrument in
          ---------
writing executed by all parties hereto.

     5.6  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure only to the benefit of, and be enforceable against, the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement. Seller may not assign its rights or obligations hereunder without the prior written consent of Buyer.

     5.7  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     5.8  Press Release and Announcements.  Unless required by law, after the
          -------------------------------
date hereof, no press releases, announcements to the employees, advertisers, or suppliers of the Seller, or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the joint consultation of Buyer and Seller. Buyer and Seller will cooperate to prepare a joint press release to be issued on the Closing Date or, upon the request of either Seller or Buyer, at the time of the execution of this Agreement.

     5.9  Governing Law; Jurisdiction; Venue.  This Agreement shall be governed
          ----------------------------------
by and construed in accordance with the laws of the State of Illinois. Buyer, Seller and the Shareholders agree that all actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement shall be litigated in courts having situs within the city of Chicago, state of Illinois. Buyer, Seller and the Shareholders hereby consent and submit to the jurisdiction of any local, state or federal courts located within said city and state. Buyer, Seller and the Shareholders hereby waive any right they may have to transfer or change the venue of any litigation brought against any of them by the other in accordance with this section.

     5.10  Waivers.  Compliance with the provisions of this Agreement may be
           -------
waived only by an instrument in writing executed by the party granting the waiver. The failure of any party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or be construed as a further or continuing waiver of such condition or breach or of any other condition or of the breach of any other term of this Agreement.

     5.11  Further Assurances; Cooperation.  At and after the Closing, Seller
           -------------------------------
will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Assets or to put Buyer in actual possession and control of the business and assets of the Seller.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the day and year first above written.

                                   Uniflame, Inc.

                                   By___________________________________________
                                   Its__________________________________________



                                   _____________________________________________
                                   Mac McQuilkin



                                   _____________________________________________
                                   James E. Harris



                                   Blue Rhino Corporation


                                   By___________________________________________
                                   Its__________________________________________


                               Signature Page to
                           Asset Purchase Agreement